Exhibit 99.2

Cyrus Networks, LLC

Accountants’ Report and Financial Statements

December 31, 2009

Cyrus Networks, LLC

December 31, 2009

Independent Accountants’ Report

Board of Directors

Cyrus Networks, LLC

Houston, Texas

We have audited the accompanying balance sheet of Cyrus Networks, LLC, as of December 31, 2009, and the related statements of income, member’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyrus Networks, LLC, as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Houston, Texas

May 20, 2010

Cyrus Networks, LLC

Balance Sheet

December 31, 2009

Assets

Current Assets
Cash	$7,242,904
Accounts receivable, net of allowance of $239,296	4,936,541
Prepaid expenses and other	5,366,395

Total current assets	17,545,840

Property and Equipment, At Cost
Building and improvements	137,093,241
Process equipment	5,630,348
Computer hardware	1,648,164
Software	474,932
Office furniture and equipment	553,836

145,400,521

Less accumulated depreciation and amortization	10,462,485

Depreciable property and equipment, net	134,938,036

Construction in progress	1,190,382

Total property and equipment, net	136,128,418

Other Assets
Goodwill	62,854,019
Intangible assets, net	25,283,333
Deferred costs, net	8,521,679
Other	151,048

96,810,079

Total assets	$250,484,337

See Notes to Financial Statements

Liabilities and Member’s Equity

Current Liabilities
Current maturities of long-term debt	$1,250,000
Accounts payable	4,593,291
Accrued expenses	2,154,622
Unearned revenue	4,629,749
Deferred installation charges	3,673,701
Accrued interest	928,239

Total current liabilities	17,229,602

Long-term Debt, Net of Current Portion	98,750,000

Other Long-term Obligations	28,760,152

Deferred Installation Charges, Net of Current Portion	7,957,177

Member’s Equity	97,787,406

Total liabilities and member’s equity	$250,484,337

See Notes to Financial Statements

Cyrus Networks, LLC

Statement of Income

Year Ended December 31, 2009

Net Sales	$58,298,398

Cost of Sales	17,803,322

Gross Profit	40,495,076

Operating Expenses
General and administrative	4,993,769
Selling and marketing	3,533,489
Depreciation and amortization	7,652,402

16,179,660

Operating Income	24,315,416

Other Income (Expense)
Interest expense	(9,654,039)
Rental income	135,671
Other expense	(22,126)

(9,540,494)

Income Before Income Taxes	14,774,922

Provision for Income Taxes
Texas franchise tax	405,982

Net Income	$14,368,940

See Notes to Financial Statements

Cyrus Networks, LLC

Statement of Member’s Equity

Year Ended December 31, 2009

Balance, January 1, 2009	$61,893,466

Capital contributions	21,525,000

Net income	14,368,940

Balance, December 31, 2009	$97,787,406

See Notes to Financial Statements

Cyrus Networks, LLC

Statement of Cash Flows

Year Ended December 31, 2009

Operating Activities
Net income	$14,368,940
Items not requiring cash:
Depreciation and amortization	7,652,402
Provision for bad debts	264,000
Loss on sale of property and equipment	109,941
Noncash interest	1,368,491
Changes in:
Accounts receivable	1,061,369
Deferred costs	(3,780,993)
Unearned revenue	2,276,705
Accounts payable and accrued expenses	592,681
Deferred installation charges	5,729,891
Other current assets and liabilities	(2,319,093)

Net cash provided by operating activities	27,324,334

Investing Activities
Purchases of property and equipment	(46,626,045)
Escrow on Houston lease	(2,400,000)

Net cash used in investing activities	(49,026,045)

Financing Activities
Gross borrowings on first lien revolving facility	2,000,000
Principal payments on CapEx debt	(1,245,976)
Principal payments on first lien debt	(3,636,604)
Payoff of revolver with refinancing	(2,691,827)
Payoff of first lien CapEx with refinancing	(9,199,124)
Payoff of first lien term loan with refinancing	(24,611,514)
Payoff on second lien term loan with refinancing	(27,000,000)
Payoff on second lien CapEx line with refinancing	(9,684,675)
Proceeds from issuance of long-term debt with refinancing	82,174,470
Capital contributions	21,525,000

Net cash provided by financing activities	27,629,750

Increase in Cash	5,928,039

Cash, Beginning of Year	1,314,865

Cash, End of Year	$7,242,904

Supplemental Cash Flows Information
Interest paid	$4,976,894
Accounts payable incurred for construction in progress at December 31	257,440
Property and equipment acquired by issuance of financing obligations	12,028,462
Texas franchise taxes paid	212,000

See Notes to Financial Statements

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Cyrus Networks, LLC (the Company), is a wholly owned subsidiary of Cy-One Parent LLC (the Parent Company) and is a Delaware limited liability company. The Parent Company is a wholly owned subsidiary of Cy-One Holdings LLC (Holdings), a Delaware limited liability company and a guarantor for the Company’s debt.

The Company earns revenues predominately from providing information technology infrastructure and colocation services (which are considered one operating segment) for businesses in Houston, Dallas and Austin, Texas, and surrounding areas. The Company extends unsecured credit to its customers, with credit extended to four customers exceeding 50 percent of accounts receivable at December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2009, there were no cash equivalents.

The financial institutions holding the Company’s cash accounts are participating in the Federal Deposit Insurance Corporation’s (FDIC) Transaction Account Guarantee Program. Under that program, through December 31, 2010, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers, plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 120 days are considered delinquent. Interest accrues on delinquent accounts until the account is brought current or is written off. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. There was no material change in the allowance for doubtful accounts during 2009.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Building improvements are amortized over the shorter of the lease term or their estimated useful lives.

Buildings and improvements	3-20 years

Process equipment	2-7 years

Software and hardware	1-5 years

Furniture and fixtures	3-10 years

Gross property and equipment includes $27,998,527 of assets related to three data center facilities for which the Company is considered the owner pursuant to accounting standards for lessee’s involvement in asset construction as of December 31, 2009. These assets are primarily included in the caption buildings and improvements. Accumulated amortization on these assets at December 31, 2009, is $280,073.

Goodwill

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Intangible Assets

Intangible assets are being amortized on the straight-line basis over periods ranging from 15 to 30 years. Such assets are periodically evaluated as to the recoverability of their carrying value.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the year ended December 31, 2009.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Income Taxes

The Company’s member has elected to have the Company’s income taxed as a partnership under provisions of the Internal Revenue Code. Therefore, taxable income or loss is reported to the individual member for inclusion in his or her tax return and no provision for federal income taxes is included in these financial statements. The provision for income taxes reflected in these financial statements is for Texas franchise taxes only. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2005.

Significant changes were made to the Texas franchise tax during the 79th and 80th sessions of the Texas Legislature. The revised tax base is based on a taxable entity’s margin. The franchise tax is calculated at a rate of 1 percent on the lesser of three calculations: a) total revenue less cost of goods sold; b) total revenue less compensation; or c) total revenue times 70 percent.

Revenue Recognition

The Company provides services to customers, which includes non-recurring charges (such as installation charges at the origination of a contract) and recurring charges (such as ongoing maintenance and service charges through the life of the contract). Non-recurring charges billed at contract origination are recorded as deferred installation charges and amortized to income, on the straight-line basis, over the life of each contract. For certain new customers, the Company performs specific project work, such as planning and physically moving equipment to the data center. This project revenue is recognized as obligations under the project are completed. Recurring charges billed monthly (one month in advance of providing the services) are recorded as unearned revenue and recognized into income the following month (when the service is actually provided).

Additionally, the implementation and installation costs associated with the origination of the contracts (such as sales commissions and other implementation costs) are recorded as deferred costs and amortized into expense, on the straight-line basis, over the life of each contract. All expenses, including the use of third-party movers, related to project revenues are recognized as incurred during the project.

Taxes Collected From Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying statement of income on a net basis.

Subsequent Events

Subsequent events have been evaluated through May 20, 2010, which is the date the financial statements were available to be issued.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Note 2: Acquired Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2009, were as follows:

	Gross Carrying Amount	Accumulated Amortization

Customer relationships	$24,400,000	$4,066,667
Trade name	5,400,000	450,000

	$29,800,000	$4,516,667

The acquired intangible assets have a weighted-average useful life of approximately 18 years. Amortization expense for the year ended December 31, 2009, was $1,806,667. Estimated amortization expense for each of the following five years was:

2010	$1,806,667
2011	1,806,667
2012	1,806,667
2013	1,806,667
2014	1,806,667

Note 3: Extinguishment of Debt

The Company retired all of its long-term debt and revolving line of credit during the year ended December 31, 2009, and replaced it with a new term loan and credit facility. Unamortized deferred financing costs, at the date of retirement, were written off and resulted in a $1,499,615 charge to expense in the accompanying statement of income.

Note 4: Revolving Loan

The Company has a $25,000,000 revolving line of credit expiring in 2014, the available portion of which is determined partially based on the amount of other debt outstanding, as well as a multiple of the previously reported last three months’ earnings before interest, taxes, depreciation and amortization (as defined under the Amended and Restated Credit Agreement). At December 31, 2009, there was no amount borrowed against this line of credit. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The line of credit is collateralized by a first lien on substantially all the assets of the Company. The Company has the option to pay interest based on either the prime rate or LIBOR, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter.

Note 5: Long-term Debt

Term loan (A)	$100,000,000
Delayed Draw Term Loan (DDTL) (B)	—

100,000,000
Less current maturities	1,250,000

Total long-term debt	$98,750,000

(A)	Principal payments are due quarterly as specified under the Amended and Restated Credit Agreement and commence on December 31, 2010. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The Company has the option to pay interest based on either the prime rate or LIBOR, with a LIBOR floor of 2.00 percent, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter. At December 31, 2009, the Company had this principal balance under a LIBOR loan, plus 5.50 percent or 7.50 percent. The terms of the Amended and Restated Credit Agreement also place certain restrictions on payments to the member and others. This loan is secured by substantially all of the assets of the Company and matures November 20, 2014.

(B)	The DDTL funds available for withdrawal totaled $25,000,000 as calculated under the Amended and Restated Credit Agreement through November 20, 2011. Quarterly principal payments are due starting December 31, 2011, as specified under the Amended and Restated Credit Agreement. Any outstanding balance shall be due and payable in full if a change in control occurs. In addition, certain principal payments are required if the Company sells property, incurs allowed mortgage debt or achieves excess cash flow (as defined under the Amended and Restated Credit Agreement). The Company has the option to pay interest based on either the prime rate or LIBOR, with a LIBOR floor of 2.00 percent, plus a margin determined by the Company’s total leverage ratio for the previously reported quarter. The Company had not made any draws against the DDTL funds at December 31, 2009. The terms of the Amended and Restated Credit Agreement also place certain restrictions on payments to the member and others. This loan is secured by substantially all of the assets of the Company and matures November 20, 2014.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Aggregate annual maturities of long-term debt at December 31, 2009, are as follows:

2010	$1,250,000
2011	6,250,000
2012	11,250,000
2013	16,250,000
2014	65,000,000

$100,000,000

Note 6: Other Long-term Obligations

The Company leases data center facilities and equipment used in its operations, some of which are required to be recorded in accordance with Accounting Standards Codification (ASC) 840, Leases. In certain situations, this guidance requires initial recording of the assets for which the Company is considered to be the owner due to lessee involvement in the assets’ construction at estimated fair value and offsetting amounts as liabilities.

At December 31, 2009, the Company had $28,760,152 of total long-term obligations relating to certain leases, all of which are recorded as long term on the balance sheet. For 2009, the Company recorded $2,024,361 of interest expense related to other long-term obligations.

Aggregate annual maturities of other long-term obligations related to data center facilities at December 31, 2009, are as follows:

2010	$1,793,295
2011	2,527,168
2012	2,591,464
2013	2,622,324
2014	2,684,884
Thereafter	21,742,947

33,962,082
Less amounts representing interest	(29,792,896)
Add estimated residual values	24,590,966

Present value	$28,760,152

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Note 7: Operating Leases

Noncancellable operating leases for operational facilities, offices and equipment expire in various years through 2012. The facility leases typically contain renewal options for additional five-year terms and require the Company to pay its proportional share of all executory costs (property taxes, maintenance and insurance). In addition, the Company has a noncancellable ground lease for one of its buildings in Houston. This lease expires in 2066.

Future minimum lease payments at December 31, 2009, were:

2010	$695,714
2011	490,071
2012	30,338
2013	20,130
2014	20,130
Later years	1,031,663

$2,288,046

Rental expense for operating leases for the year ended December 31, 2009, was $798,604.

Note 8: Profit Sharing Plan

The Company has a 401(k) profit sharing plan covering substantially all employees. The Company contributes 25 percent of each employee’s contribution up to 6 percent. Contributions to the 401(k) profit sharing plan were $115,561 for the year ended December 31, 2009.

Note 9: Unit Incentive Plan

Under the Holdings’ Amended and Restated Limited Liability Company Agreement dated July 3, 2007, Holdings is authorized to issue an unlimited number of Class C units. These shares are used as incentives for executive management and other employees as part of the Company’s overall compensation plan. The vesting of the Class C units differs by individual; but in all cases, one fifth of the units vest in each of the five years following the grant date.

In the event of termination of employment, all non-vested units automatically revert to, and become, the property of Holdings. If the employee is an executive and is terminated for cause or resigns voluntarily when Holdings can demonstrate cause existed, the vested units will be purchased from the employee for an aggregate purchase price of $1. For all other cases where the executive employee resigns voluntarily, Holdings may elect to purchase all or any portion of

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

the vested units at fair market value, as defined in the Incentive Share Agreements. For employees other than executives receiving the Class C shares, all vested and non-vested shares forfeit back to Holdings upon termination of employment.

Compensation expense related to the Class C units was not recorded during the year ended December 31, 2009, as the amount was considered immaterial to the financial statements due to the insignificant value of the Class C units at the date of grant.

Note 10: Disclosures About Fair Value of Assets and Liabilities

The following methods were used to estimate the fair value of all financial instruments recognized in the accompanying balance sheet at amounts other than fair value.

Cash

The carrying amount approximates fair value.

Long-term Debt and Other Long-term Obligations

Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

The following table presents estimated fair values of the Company’s financial instruments at December 31, 2009.

	Carrying Amount	Fair Value
Financial assets:
Cash	$7,242,904	$7,242,904

Financial liabilities:
Long-term debt	100,000,000	100,000,000
Other long-term obligations	28,760,152	29,327,909

Note 11: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters are included on the following page.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Major Customer

The Company received approximately 20 percent of its revenues from one customer for the year ended December 31, 2009.

Goodwill

As discussed in Note 1, the Company annually tests its goodwill for impairment. At the most recent testing date, the fair value of the Company exceeded its carrying value by approximately 130 percent. Estimated fair value of the Company was based principally on expected future income and cash flows. Due to the volatility of the current economic environment, management estimates of future income and cash flows are subject to significantly more uncertainty than during more stable environments. Management believes it has applied reasonable judgment in developing its estimates; however, unforeseen negative changes in the national, state or local economic environment may negatively impact those estimates in the near term.

Note 12: Subsequent Events

New Operating Lease

On March 3, 2010, the Company entered into a lease amendment for its Lewisville facility. The lease amendment expands the amount of space leased by 27,758 square feet, commences on March 3, 2010, and has an initial term of 13 years and six months with two five-year renewal options. In addition, the lease amendment extended the term on approximately 60,000 square feet of previously leased space at the same location by approximately four years.

Future estimated minimum lease payments related to space leased under this amendment are:

2010	$55,516
2011	222,064
2012	222,064
2013	222,064
2014	222,064
Thereafter	1,924,538

$2,868,310

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

Definitive Agreement

On May 12, 2010, the Company entered into an Equity Purchase Agreement (the Purchase Agreement) pursuant to which Cincinnati Bell, Inc., and Cincinnati Bell Technology Solutions, Inc. (the Buyer), will acquire the equity interests of the Company for $525,000,000 in cash, less any indebtedness and transaction fees and other amounts, and subject to customary working capital and capital expenditure adjustment, as provided in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, indemnities and covenants, including certain customary operating restrictions on the conduct of the business of the Company during the period from the execution of the Purchase Agreement to the closing of the acquisition. The Purchase Agreement requires that the Buyer use commercially reasonable efforts to arrange the financing (as defined in the Purchase Agreement) and, if the financing becomes unavailable, to arrange alternative financing on terms no less favorable to the Buyer. The Company is required to cooperate with the Buyer in connection with the arrangement of the financing.

Each party’s obligation to consummate the acquisition is conditioned upon the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions, as described in the Purchase Agreement. The obligation of the Buyer to consummate the acquisition at the closing is not conditioned upon the availability of financing. The Company expects the closing of the acquisition to occur by the end of the second quarter of 2010.

The Purchase Agreement also reflects that the Buyer has entered into new employment agreements with four executive officers of the Company, which provide they will remain in their roles as executive officers of the Company after the closing of the acquisition.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement.

Note 13: Recently Issued Accounting Standards

In June 2009, new accounting guidance under ASC 860, Transfers and Servicing, was issued. The guidance eliminates the concept of a qualifying special-purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosures that will provide greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. Such guidance is effective for fiscal years beginning after November 15, 2009. The Company does not expect the impact of this guidance to be material to the Company’s financial statements.

Cyrus Networks, LLC

Notes to Financial Statements

December 31, 2009

In September 2009, new accounting guidance under ASC 605 related to revenue arrangements with multiple deliverables was issued. The guidance addresses the unit of accounting for arrangements involving multiple deliverables, how arrangement consideration should be allocated to the separate units of accounting and eliminates the criterion that objective and reliable evidence of fair value of any undelivered items must exist for the delivered item to be considered a separate unit of accounting. Such guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has not yet assessed the impact of this guidance on the Company’s financial statements.

In September 2009, new accounting guidance under ASC 605 was issued regarding tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. Such guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has not yet assessed the impact of this guidance on the Company’s financial statements.